                            ASSET PURCHASE AGREEMENT


         This Asset Purchase Agreement (this "Agreement") is made as of this 26th day of November 2001, by and among Wire One Technologies, Inc., a Delaware corporation ("Buyer"), Axxis, Inc., a Kentucky corporation ("Seller"), and the shareholders of Seller named on the signature page hereof (each, a "Shareholder", and collectively, the "Shareholders") (Seller and the Shareholders are sometimes referred to individually as a "Seller Party", and collectively as "Seller Parties").


                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Seller desires to sell, and Buyer desires to purchase, certain of the assets, properties and rights owned by or used in the business and operations conducted by Seller's "Technologies" division (collectively, the "Business"), upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, the Business constitutes only a portion of Seller's operations, and Seller will continue to operate the remainder of its business after the Closing (as hereinafter defined); and

         WHEREAS, as consideration for such asset sale and purchase, (i) Buyer desires to issue, and Seller desires to receive, shares of Buyer's common stock, $0.0001 par value ("Common Stock") and the cash payments described herein, and
(ii) Buyer shall assume specified liabilities of Seller, upon the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, agreements, representations, warranties, and covenants herein contained, the parties hereby agree as follows:

                           1. Closing; Registration Rights; Allocation

                  1.1 Closing Date; Effective Date; Effective Time. The closing (the "Closing") of the purchase and sale of the Assets contemplated hereby shall be held on the date hereof (the "Closing Date") at the offices of counsel to Buyer, Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103, or such other location as may be mutually agreed upon by the parties. Notwithstanding the foregoing, from and after the Closing, the purchase and sale of the Assets shall be deemed to have occurred at 11:59 p.m. (the "Effective Time") on September 30, 2001 (the "Effective Date").

                  1.2 Sale of Assets. At the Closing, Seller shall sell to Buyer, free and clear of all liens, mortgages, security interests, encumbrances, pledges, charges, restrictions on transfer, or adverse claims (collectively, "Liens"), and Buyer shall buy from Seller, all of Seller's right, title and interest in the assets used in, or necessary for the operation of, the Business (the "Assets") that are not Excluded Assets (as hereinafter defined), including, without limitation, the following:

                  (a) the right to bill customers of Seller for work performed (but not yet billed) by Seller as part of the Business, on all jobs in progress on the Effective Date based upon the terms of the agreements identified on
Schedule 2.9(a) (the "In-Progress Jobs"), which In-Progress Jobs include the "backlog jobs" identified on Schedule 1.2(a)-1 and the net underbilling receivables set forth in the last column of the chart set forth on Schedule 1.2(a)-2 (the "Underbilling Receivables");

                  (b) Seller's entire right, title and interest in, to and under all In-Progress Jobs;

                  (c) all accounts receivable, and all notes and other negotiable instruments and rights to receive payment, generated in the conduct of the Business on or after the Effective Date, all of which are identified on
Schedule 1.2(c) (the "Post-Effective Date Receivables");

                  (d) Seller's inventory to be used to satisfy Seller's obligations under In-Progress Jobs, as specified on Schedule 1.2(d);

                  (e) the vehicles of Seller specified on Schedule 1.2(e);

                  (f) the office furniture, warehouse equipment, office and computer equipment technical equipment, media room equipment, demonstration equipment, hardware, fixtures, office supplies and other tangible property and any related documentation and user materials, and Seller's rights under all related warranties, specified on Schedule 1.2(f);

                  (g) the leasehold interests of Seller specified on Schedule 1.2(g);

                  (h) all goodwill of the Business as a going concern;

                  (i) all rights of Seller under express or implied warranties from suppliers or contractors with respect to the Assets;

                  (j) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind arising out of the Assets or the Business;

                  (k) all existing business and marketing records related to the Business, including accounting and operating records, asset ledgers, inventory records, budgets, databases, event calendars, information and data respecting leased or owned equipment, files, books, correspondence and mailing lists, creative, promotional and advertising materials and brochures, and other business records;

                  (l) all media, including, without limitation disks, tapes and compact discs, and other tangible property necessary for the transfer of the Assets from Seller to Buyer pursuant to the terms and conditions of this Agreement; and

                  (m) all purchase or service orders of the Business taken by Seller and not fulfilled as of the Effective Date (which are identified on Schedule 2.9(a)).

                  1.3 Documentation of Sale. The sale and delivery of the Assets shall be effected by:

                  (a) a Bill of Sale and Assignment in substantially the form of Exhibit A (the "Bill of Sale");

                  (b) an Assumption Agreement in substantially the form of Exhibit B (the "Assumption Agreement");

                  (c) a Power of Attorney in favor of Buyer in substantially the form of Exhibit C (the "Power of Attorney"); and

                  (d) such deeds, endorsements, assignments and other instruments of transfer and conveyance, agreements, and documents reasonably satisfactory in form and substance to Buyer and its counsel as may be requested by Buyer.

                  1.4 No Other Liabilities or Obligations Assumed. Schedule 1.4 sets forth the liabilities of Seller to be assumed by Buyer upon the Closing (the "Assumed Liabilities"), which Assumed Liabilities Buyer hereby assumes and agrees to pay when due. Except as specifically set forth in Schedule 1.4, Buyer expressly does not, and shall not, assume or be deemed to have assumed under this Agreement or by reason of any transaction contemplated hereunder or otherwise, any debts, liabilities (contingent or otherwise) or obligations of Seller or the Business of any nature whatsoever, whether the same are direct or indirect, fixed or contingent, or known or unknown, whether arising under an agreement or contract or otherwise. Notwithstanding any other provision of this Agreement, the Assumed Liabilities shall not include:

                  (a) any debts, liabilities (contingent or otherwise) or obligations of Seller with respect to those Assumed Liabilities referred to in this Section 1.4 arising out of any contract, agreement, commitment or lease (i) required to be listed but not listed on Schedule 1.4 hereto regardless of any knowledge thereof on the part of Buyer or (ii) the benefits of which are not validly assigned to Buyer;

                  (b) any liabilities or obligations of Seller (whether direct or indirect, contingent or otherwise) arising (i) under or in connection with any Employee Benefit Plan (as hereinafter defined) or (ii) under Title IV or
Section 302 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), Section 412 of the Internal Revenue Code of 1986, as amended (the "Code") or Section 4980B of the Code; or

                  (c) except as specifically set forth in Schedule 1.4, any liabilities or obligations of Seller with respect to accounts payable and payment obligations incurred in the conduct of the Business through and including the Closing Date.

                  1.5 Purchase Price; Payment.

                  (a) Purchase Price. The consideration to be paid by Buyer for the Assets shall consist of the following elements:

                           (i) 320,973 shares of Common Stock to be issued at Closing (the "Shares"), such number of shares being equal to the integral number of shares of Common Stock (rounded up to the nearest share) that may be purchased for TWO MILLION FIFTY ONE THOUSAND SEVENTEEN DOLLARS ($2,051,017) (the "Stock Purchase Price") at a price per share of $6.39 (the "Per Share Price"), such Per Share Price being equal to the closing sales price of Buyer's Common Stock on the Nasdaq National Market on November 19, 2001;

                           (ii) All expenses of the Business paid by Seller in the ordinary course of business consistent with past custom and practice after the Effective Time and through and including the Closing Date and all cash relating to Post-Effective Date Receivables (as hereinafter defined) and Underbilling Receivables collected during such period shall be calculated (the definitive calculation of such sum is referred to herein as the "Adjustment"). At the Closing, based upon the estimate of the Adjustment calculated on Exhibit D hereto (the "Estimated Adjustment"), to the extent such expenses exceed such cash, Buyer shall pay Seller such excess in cash, and to the extent such expenses are less than such cash, Seller shall pay Buyer such deficiency in cash, subject to increase or decrease after the Closing pursuant to Section 1.6 of this Agreement;

                           (iii) Buyer's assumption of the Assumed Liabilities; and

                           (iv) The payment to Seller of $4,776.50 in cash on or before the first day of each of the 18 consecutive months beginning with December 1, 2001 and continuing through May 1, 2003.

                  (b) Delivery of Shares. At the Closing, Buyer shall:

                           (i) deliver to the Seller a certificate representing 272,827 (approximately 85%) of the Shares; and

                           (ii) deliver to Fulbright & Jaworski L.L.P., as escrow agent (the "Escrow Agent"), a certificate representing 48,146 (approximately 15%) of the Shares (the "Escrowed Shares"), to be held in escrow to secure Seller Parties' indemnification obligations under this Agreement pursuant to the terms of an Escrow Agreement ("Escrow Agreement") substantially in the form of Exhibit E.

                  (c) Registration of the Shares.

                           (i) Buyer shall:

                                    (A) as soon as practicable after the
         Closing, prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (the "Registration Statement") relating to the resale of the Shares by Seller;

                                    (B) use its reasonable best efforts, subject
         to receipt of necessary information from Seller, to cause the SEC to declare the Registration Statement effective as promptly as practicable after the Registration Statement is filed by Buyer;

                                    (C) promptly prepare and file with the SEC
         (and provide notice to Seller of any such filing) such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earlier of (1) the date all of the Shares covered by the Registration Statement have been sold by Seller, or (2) the date that is the second anniversary of the Closing Date;

                                    (D) furnish to Seller such number of copies
         of prospectuses as Seller may reasonably request in order to facilitate the public sale or other disposition by Seller pursuant to the Registration Statement of all or any of the Shares owned by Seller;

                                    (E) notify each holder of Shares covered by
         such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of 1933, as amended (the "Securities Act"), of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Buyer will use reasonable best efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that Buyer, in good faith, may delay the filing of any such amendment or supplement for a reasonable period of time in order to permit Buyer (1) to effect disclosure or disposition or consummation of any transaction requiring confidential treatment which is being actively pursued at such time and which would require disclosure in the Registration Statement or (2) to negotiate, effect or complete any transaction which Buyer reasonably believes might be jeopardized, delayed or made more costly to Buyer by disclosure in the Registration Statement; and

                                    (F) bear all expenses in connection with the
         procedures in paragraphs (A) through (E) of this Section 1.5(c)(i) and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel and other advisers to Seller or underwriting discounts, brokerage fees and commissions incurred by Seller, if any.

                           (ii) (A) Notwithstanding the generality of the foregoing clauses, Seller agrees that upon notice from Buyer at any time or from time to time during the time the prospectus relating to the Shares covered by the Registration Statement and proposed to be sold by Seller is required to be delivered under the Securities Act of the happening of any event as a result of which, in Buyer's opinion, the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, Seller will forthwith discontinue Seller's disposition of such Shares pursuant to the Registration Statement until the time of Seller's receipt of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such Shares, such prospectus shall not include, in Buyer's opinion, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                                    (B) Seller shall furnish Buyer such
         information regarding Seller and the distribution of the Shares covered by the Registration Statement as Buyer may from time to time reasonably request in writing.

                                    (C) Seller agrees to give at least two (2)
         Business Days' (as hereinafter defined) prior written notice to Buyer of any proposed sale of the Shares pursuant to the Registration Statement that would occur more than ten (10) Business Days after the effective date of the Registration Statement and not to make such sale
         (I) unless such two (2) Business Days elapse without response from Buyer, or (II) in the event Buyer sends Seller written notice stating that an amendment to the Registration Statement or supplement to the prospectus must be filed in accordance with the second sentence of
         Section 1.5(c)(i)(E), until Buyer notifies Seller that the Registration Statement has been amended or the prospectus supplemented as required; provided, however, that Buyer agrees to file such amendment or supplement promptly upon the resolution of the disclosure issue necessitating such delay, or, in any event, not more than thirty (30) days after receipt of Buyer's written notice.

                           (iii) Buyer will use its commercially reasonable efforts to cause the Shares covered by and to be sold pursuant to the Registration Statement to be listed on any securities exchanges or markets on which shares of Common Stock are then listed.

                           (iv) (A) In the event of a registration of any of the Shares under the Securities Act pursuant to this Section 1.5(c), Buyer will, to the extent permitted by applicable law, indemnify and hold harmless Seller against all losses, claims, damages or liabilities to which Seller may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of Buyer), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of SEC Rule 430A, or pursuant to SEC Rule 434, or the prospectus, in the form first filed with the SEC pursuant to SEC Rule 424(b), or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Seller for any legal or other expenses reasonably incurred by Seller in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability or action; provided, however, that Buyer will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by Seller specifically for use in such Registration Statement. For purposes of this Section 1.5(c)(iv), the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement referred to in Section 1.5(c)(i).

                                    (B) Seller will, to the extent permitted by
         applicable law, indemnify and hold harmless Buyer, each person, if any, who controls Buyer within the meaning of the Securities Act, each officer of Buyer who signs the Registration Statement and each director of Buyer, against all losses, claims, damages or liabilities, joint or several, to which Buyer or such officer or director may become subject under the Securities Act, the Exchange Act or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of Seller), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Buyer and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance upon and in conformity with information pertaining to Seller furnished in writing to Buyer by Seller specifically for use in the Registration Statement; and provided further, however, that the liability of Seller hereunder shall not in any event exceed the proceeds received from the sale of Seller's Shares covered by such Registration Statement.

                                    (C) Promptly after receipt by an indemnified
         party under this Section 1.5(c)(iv) of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this
         Section 1.5(c)(iv), promptly notify the indemnifying party in writing thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 1.5(c)(iv) to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 1.5(c)(iv) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (1) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party in the case of paragraph (A), representing all of the indemnified parties who are parties to such action) or (2) the indemnified party shall not have employed counsel reasonably satisfactory to the indemnifying party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

                                    (D) In order to provide for just and
         equitable contribution to joint liability under the Securities Act in any case in which either (1) any indemnified party exercising rights under this Agreement makes a claim for indemnification pursuant to this
         Section 1.5(c)(iv) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1.5(c) provides for indemnification in such case, (2) contribution under the Securities Act may be required on the part of any such indemnified party in circumstances for which indemnification is provided under this Section 1.5(c), or (3) the indemnification provided for by this Section 1.5(c) is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then, and in each such case, Buyer and Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) (x) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other or (y) if the allocation provided by clause (x) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative fault referred to in clause (x) above but also the relative benefits received by the indemnifying party and the indemnified party from the registration of the securities as well as the statements or omissions which resulted in such losses, claims, damages or liabilities and any other relevant equitable considerations. Seller will not be required to contribute any amount in excess of the proceeds received from the sale of its Shares covered by such Registration Statement and no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                                    (E) The obligations of the Buyer and Seller
         under this Section 1.5(c)(iv) shall survive completion of any offering of Shares pursuant to a Registration Statement and the termination of Buyer's obligations under Section 1.5(c)(i). No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                           (v) In the event that the Registration Statement has not been declared effective by the SEC on or prior to the 10th Business Day after the Closing Date, immediately upon effectiveness of such Registration Statement, Buyer shall calculate the integral number of shares of Common Stock (rounded up to the nearest share) that may be purchased for the Stock Purchase Price at a price per share equal to the average of the closing sales prices of Buyer's Common Stock on the Nasdaq National Market on the ten (10) trading days immediately preceding such effective date of the Registration Statement. As used hereinafter, the term "Adjusted Shares" shall refer to such number of shares of Common Stock calculated pursuant to the preceding sentence; provided, however, that in the event that such number of shares of Common Stock is greater than 385,168 (120% of the number of Shares identified in Section 1.5(a)(i)), the term "Adjusted Shares" shall mean 385,168 shares of Common Stock (120% of the number of Shares identified in Section 1.5(a)(i)). Buyer shall immediately notify Seller of such calculation of Adjusted Shares, and, as soon as practicable thereafter,
         (A) if the number of Shares exceeds the number of Adjusted Shares, Buyer and Seller shall take such action as is necessary to cause 85% of such excess number of Shares to be returned to Buyer by Seller and 15% of such excess number of Shares to be returned to Buyer by the Escrow Agent, or (B) if the number of Adjusted Shares exceeds the number of Shares, Buyer shall take such action as is necessary to cause 85% of such excess number of shares of Common Stock to be issued to Seller and 15% of such excess number of shares of Common Stock to be delivered to the Escrow Agent to be held in escrow pursuant to the Escrow Agreement. Notwithstanding the foregoing, in the event that the delay in causing the Registration Statement to be declared effective by the SEC is due to Seller's failure to provide necessary information required therefor, the 10-Business Day period contemplated in this Section 1.5(c)(v) shall be extended by the number of Business Days of delay caused by such failure of Seller. In the event any adjustment in the number of shares of Common Stock issued to Seller under this Agreement is necessary pursuant to this Section 1.5(c)(v), as used in this Agreement, the term "Shares" shall refer to the Adjusted Shares (except in Sections 1.5(a)(i), 1.5(b), 1.5(c)(i)(A) and 5.2(a)), and the term "Escrowed
         Shares" shall refer to the shares of Common Stock held by the Escrow Agent after giving effect to the adjustment required under this Section 1.5(c)(v) (except in Sections 1.5(b)(ii) and 5.2(a)).

                  (d) Allocation. Within 60 days following the Closing Date, Buyer, subject to the approval of Seller, shall prepare and finalize a schedule setting forth an allocation of the consideration described in Section 1.5(a) (including any adjustment to the Estimated Adjustment pursuant to Section 1.6 hereof and any adjustment to the number of Shares pursuant to Section 1.5(c)(v)) among the Assets (the "Allocation Schedule"). Each party agrees to report the transactions contemplated hereby for federal income tax and all other tax purposes (including, without limitation, for purposes of Section 1060 of the Code) in a manner consistent with the Allocation Schedule, and in accordance with all applicable rules and regulations, and to take no position inconsistent with the allocation set forth therein in any administrative or judicial examination or other proceeding. Each of Buyer and Seller shall timely file the appropriate forms in accordance with the requirements of Section 1060 of the Code and this Section 1.5(d).

                  1.6 Post-Closing Adjustment.

                  (a) On or prior to February 1, 2002 (or such later date as Buyer and Seller may mutually agree in writing) (the "Deadline"), representatives of Buyer and Seller shall jointly determine the Adjustment. Upon certification in writing of the amount of the Adjustment jointly by such representatives:

                           (i) if the Adjustment is greater than Estimated Adjustment, Buyer shall, within five Business Days of such certification, pay to Seller in cash the amount of such deficiency; or

                           (ii) if the Estimated Adjustment exceeds the Adjustment, Seller shall, within five Business Days of such certification, pay to Buyer in cash the amount of such excess.

                  (b) In the event that the representatives of Seller and Buyer are unable jointly to determine the amount of the Adjustment by the Deadline, Seller and Buyer hereby agree that such determination shall be referred to a mutually satisfactory independent public accounting firm of national stature that has not been employed by any party hereto for the two (2) years preceding the date of such referral (the "Selected Accountants"), which shall promptly make a determination. The determination of the Selected Accountants shall be conclusive and binding on Buyer and Seller. One-half of the fees of the Selected Accountants shall be borne by Seller, and one-half shall be borne by Buyer. If the Selected Accountants determine that the Adjustment is greater than Estimated Adjustment, Buyer shall, within five Business Days of such determination, pay to Seller in cash the amount of such deficiency. If the Selected Accountants determine that the Estimated Adjustment exceeds the Adjustment, Seller shall, within five Business Days of such determination, pay to Buyer in cash the amount of such excess.

                  1.7 Excluded Assets. Anything to the contrary notwithstanding, the Assets shall not include any of the following rights, properties or assets (the "Excluded Assets"):

                  (a) all accounts receivable of Seller generated by Seller prior to the Effective Time for which Seller has prepared and issued invoices (excluding the Underbilling Receivables);

                  (b) this Agreement, and any of the other documents to be executed in connection herewith (collectively, the "Other Transaction Documents"), or any right, title or interest of Seller or any of the Shareholders hereunder or thereunder;

                  (c) any and all rights to any tax refund due to Seller, accrued and prepaid expenses and deposits, and any and all prepaid insurance premiums, whether or not related to the Business;

                  (d) the Shares;

                  (e) any records relating to the internal governance of Seller;

                  (f) the names "Axxis", "Allied" and "Allied Communications";

                  (g) the accounting software applications system known as "SBT" and "AVAIL" (the "Accounting Software") (provided that Buyer and its representatives shall be entitled to reasonable access to the Accounting Software in accordance with Section 7.4(b) of this Agreement); and

                  (h) all assets primarily used in, or necessary for the operation of, Seller's ongoing studio and rental business (the "Other Business").

                  1.8 Office Space Leases. At the Closing:

                  (a) Buyer will enter into an assumption agreement, in substantially the form attached hereto as Exhibit F (the "Indianapolis Lease Assumption"), for Seller's lease for office space in Indianapolis, Indiana;

                  (b) Buyer will enter into a sublease, in substantially the form attached hereto as Exhibit G (the "Louisville Sublease"), for approximately 21,225 square feet of Seller's office space in Louisville, Kentucky; and

                  (c) Buyer will enter into an assumption agreement, in substantially the form attached hereto as Exhibit H (the "Richmond Amended Lease Assumption"), for Seller's amended lease for office space in Richmond, Indiana.

                  2. Representations and Warranties of Seller and the Shareholders

         Seller and the Shareholders hereby, jointly and severally, represent and warrant to Buyer as follows:

                  2.1 Organization and Standing. Seller (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Kentucky, (b) has full right, power and authority to enter into and perform and do all things contemplated under this Agreement and the Other Transaction Documents to which it is a party necessary to give effect to the provisions of this Agreement and such Other Transaction Documents, to own and lease the Assets and to carry on and operate the Business as now being conducted and proposed to be conducted by it under existing agreements, (c) is duly qualified or licensed to do business and is in good standing as a foreign corporation in every jurisdiction in which the character of the Assets or nature of the Business requires such qualification, and (d) does not own any of the Assets, and does not conduct any of the Business, through any other corporation, limited liability company, partnership or other entity.

                  2.2 Authorization and Binding Obligations. The execution, delivery and performance by Seller of this Agreement and the Other Transaction Documents to which Seller is a party have been duly and validly authorized by all necessary corporate action, including, without limitation, any necessary approval of the entire transaction by the requisite vote of Seller's shareholders. This Agreement and the Other Transaction Documents to which Seller is a party have been duly executed and delivered by Seller and constitute valid and binding agreements of Seller, enforceable in accordance with their respective terms, except as their enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles. The Shareholders are the owners of 62.2% of the issued and outstanding capital stock of Seller, the remainder of which is owned by Roy Ridge.

                  2.3 No Contravention. Except for the requirement of consent of Fifth Third Bank, Seller's primary lender, the execution, delivery and performance of this Agreement and the Other Transaction Documents to which Seller is a party, the consummation of the transactions contemplated hereby and thereby and the compliance with the provisions hereof and thereof by Seller do not (a) violate any provision of the articles of incorporation or bylaws of Seller, (b) conflict with, result in the breach of, or constitute a default under, or result in the creation of any Lien upon any of the Assets, or require any authorization, consent, approval, exemption or other action by or notice to any third party (including any shareholder of Seller not a party to this Agreement), court or other governmental or administrative body, under the provisions of any agreement or other instrument to which Seller is a party or by which any of the Assets are bound or affected or (c) violate any laws, regulations, orders or judgments applicable to Seller or the Business.

                  2.4 Compliance with Laws. Seller has complied with, and is now in compliance with, all laws, rules, regulations, orders, judgments and decrees of any governmental, regulatory or administrative body, agency or authority, or any court or judicial authority (each, an "Authority") applicable to the Business. Seller possesses each franchise, license, permit, authorization, certification, consent, variance, permission, order or approval of or from any Authority, and has filed all filings, notices or recordings with any such Authority (collectively, "Licenses") material to, or necessary for the conduct of, the Business and is now and, has at all times in the past, been in compliance with each of such Licenses. No proceeding or other action is pending or, to the best knowledge of Seller and the Shareholders, threatened, to revoke, amend, or limit any License, and Seller and the Shareholders have no basis to believe that any such proceeding or action would result from the consummation of the transactions contemplated by this Agreement or by the Other Transaction Documents, or that any such License would not be renewed in the ordinary course.

                  2.5 Environmental and Safety Laws. Seller is not in violation of any applicable law relating to the environment with respect to the facilities identified in Section 1.8 hereof or occupational health and safety, and no material expenditures are or will be required by Seller in order to comply with any such existing law.

                  2.6 Tax Matters. Seller has, within the times and in the manner prescribed by law, filed all required tax returns, including sales and use tax returns, has paid or provided for all taxes, including sales and use taxes owed by Seller, with respect to the Business (whether or not shown on any tax return to be due and owing by it), has paid or provided for all deficiencies or other assessments of taxes, interest or penalties owed by it, and all such tax returns were correct and complete in all material respects when filed. No taxing Authority has asserted, or will successfully assert, any claim for the assessment of any additional taxes of any nature with respect to any periods covered by any such tax returns, and all taxes or other charges required to be withheld or collected by Seller with respect to the Business have been duly withheld or collected and, to the extent required, have been paid to the proper taxing Authority or properly segregated or deposited as required by law.

                  2.7 Employee Benefit Plans; ERISA; Employees.

                  (a) As used in this Agreement, the term "ERISA Affiliate" means any person or entity (whether or not incorporated) which, by reason of its relationship with Seller or a subsidiary is required to be aggregated with Seller or a subsidiary under Sections 414(b), 414(c), 414(m) or 414(o) of the Code, or which, together with Seller or a subsidiary is a member of a controlled group within the meaning of Section 4001(a) of ERISA.

                  (b) Schedule 2.7(b) lists each "employee benefit plan" as defined in Section 3(3) of ERISA, whether or not subject to ERISA, and each other employment, severance, consulting, confidentiality, deferred, incentive, fringe benefit, change in control, retention, stock option or other equity based or other compensatory or benefit plan, policy, agreement or arrangement that (i) is maintained, administered, contributed to or required to be contributed to by Seller, or its ERISA Affiliates or to which Seller or any ERISA Affiliate is a party, and (ii) covers any current or former employee or other personnel of Seller or any of its ERISA Affiliates who provides or has provided services to or in connection with the Business (the "Business Employees"). Each such plan, policy, agreement or arrangement is herein referred to as an "Employee Benefit Plan." Copies of the Employee Benefit Plans, including, but not limited to, any trust instruments, insurance contracts and all amendments thereto have been furnished to Buyer. Except as set forth on Schedule 2.7(b), neither Seller nor any of its ERISA Affiliates is or ever was obligated to contribute to or a participating employer under a multiemployer plan within the meaning of Section 3(37) of ERISA or an employee pension plan covered by Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code.

                  (c) With respect to any funded employee pension plan within the meaning of Section 3(2) of ERISA, there has been no accumulated funding deficiency within the meaning of Section 302(a)(2) of ERISA or Section 412 of the Code, which has resulted or could result in the imposition of a Lien upon any of the Assets, and no event has occurred and no circumstance exists under which Seller has incurred or may incur, a liability (directly or indirectly), under Title IV of ERISA or Section 4980B of the Code which could become a liability of Buyer or which could result in the imposition of a Lien upon any of the Assets.

                  (d) Schedule 2.7(d) contains a true and complete list of all employees, independent contractors, officers or directors of Seller who are employed or performing services primarily for the Business (including for such purposes certain corporate and administrative personnel, as specified therein) on the date hereof (collectively, the "Closing Date Employees"), the title and rate of compensation of each Closing Date Employee, and the amount of any accrued vacation leave as of the date of this Agreement. Seller has, on or prior to the Closing Date, (i) paid all accrued salary and bonuses, and accrued amounts for sick leave, maternity leave and other leave (other than accrued vacation leave) due and payable to the Closing Date Employees on or prior to the Closing Date, and (ii) notified each Closing Date Employee that his or her employment by Seller shall be terminated as of the Closing. Seller is not in default with respect to any withholding or other employment taxes or payments with respect to accrued vacation or severance pay on behalf of any Closing Date Employee, former employee of the Business or independent contractor of the Business for which it is obligated on the date hereof, and has made all such necessary payments or adjustments arising through the Closing Date. Seller has not instituted any "freeze" of, or delayed or deferred the grant of, any cost-of-living or other salary adjustment for any Closing Date Employee.
Schedule 2.7(d) lists the name, title and rate of compensation of each employee of the Business whose employment was terminated within 90 days prior to the date of this Agreement. Seller has not engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age, disability or handicap in its employment conditions or practices with respect to the Business. No employee or independent contractor of the Business has filed or, to the best knowledge of Seller and the Shareholders, threatened, any claims, and there is no reasonable basis for a claim against Seller relating to employment or similar matters (including, without limitation, compensation and benefits) with Seller with respect to the Business. There are not in existence or, to the best knowledge of Seller and the Shareholders, threatened any work stoppages respecting employees or independent contractors of Seller with respect to the Business or unfair labor practice complaints against Seller with respect to the Business. Seller is not a party to any collective bargaining agreement, no representation question exists respecting the Closing Date Employees and no collective bargaining agreement is currently being negotiated by Seller covering its employees, nor is any grievance procedure or arbitration proceeding pending under any collective bargaining agreement and no claim therefor has been asserted. Seller has not received notice from any union or any employee setting forth demands for representation, elections or for present or future changes in wages, terms of employment or working conditions. There have been no audits of the equal employment opportunity practices of Seller, nor does any basis for any such audit exist. Seller does not have any severance agreement, policy, practice or other arrangement with respect to severance with any Closing Date Employee other than the Employee Benefit Plans.

                  2.8 Litigation. Except as set forth on Schedule 2.8, there is no pending or, to the best knowledge of Seller and the Shareholders, threatened, adverse claim, dispute, governmental investigation, suit, action, arbitration, legal, administrative or other proceeding of any nature, domestic or foreign, criminal or civil, at law or in equity, by or against or otherwise affecting the Business or the Assets.

                  2.9 Agreements.

                  (a) Schedule 2.9(a) sets forth a true and complete list of all In-Progress Jobs, all purchase or service orders taken but not fulfilled by Seller as of the Effective Date, and all other agreements relating to the Business or the Assets that involve payments to or by Seller in excess of $5,000 individually or $15,000 in the aggregate, including, without limitation, commitments, including guarantees of any indebtedness, or instruments binding Seller as of the Closing Date with respect to the Business or the Assets, and all powers of attorney. True and complete copies of each such agreement, commitment or instrument have been delivered to Buyer.

                  (b) To the best knowledge of Seller and the Shareholders, each such agreement is the valid and binding obligation of the other contracting party, enforceable in all material respects in accordance with its terms against the other contracting party, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws and by general principles of equity, has not been cancelled in whole or in part and is in full force and effect.

                  (c) Seller has fulfilled all material obligations required to have been performed by it prior to the date hereof with respect to each such agreement, and Seller has no reason to believe that the other contracting party will not be able to fulfill all of its or his obligations when due in respect thereof.

                  (d) To the best knowledge of Seller and the Shareholders, no other contracting party to any such agreement is now in breach thereof, and there are not now, nor have there been in the twelve (12) month period prior to the date hereof, any material disputes between Seller and any such other contracting party.

                  (e) Each such agreement shall be assigned to Buyer at Closing.

                  (f) Seller is not a party to, or bound by, any agreement or commitment that restricts the conduct of the Business anywhere in the world.

                  (g) Schedule 2.9(g) sets forth a true and complete list of each proposed agreement, commitment, arrangement, or other understanding under discussion since the Effective Date, including, without limitation, any proposed purchase or service order relating to the Business, between Seller and any third party that would, or reasonably could be expected to, be required to be disclosed pursuant to any provision of this Agreement, if same had been executed prior to and remained in effect as of the date hereof. True and complete copies of the most recent draft of each such agreement and all other documents evidencing the current state of such discussions have been delivered to Buyer.

                  2.10 Suppliers and Customers. Schedule 2.10 is a true and complete list of the suppliers and customers with whom Seller has done business with respect to the Business within six (6) months prior to the Closing Date, and lists each outstanding purchase or service order (or correspondence with respect to a proposed purchase or service order) with respect to the Business, identifying in each case the vendor, supplier, contractor or inventor and the items being purchased and stating the quantity and price thereof. The relationships of Seller with the persons listed in Schedule 2.10 are good commercial working relationships, and no such person has canceled or otherwise terminated, or threatened to cancel or terminate, its relationship with Seller, or decreased or limited materially, or threatened to decrease or limit materially, its business done with Seller, and there is no reason to believe that any such person would not continue its business relationship with Buyer following the Closing on substantially the same terms as such person has heretofore done business with Seller.

                  2.11 Tangible Property. Seller has good and marketable title to each item of tangible personal property that is an Asset, free and clear of all liens and other encumbrances, and, with immaterial exceptions, each such item of tangible personal property is in good operating condition and repair, ordinary wear and tear excepted, and useable in the ordinary course of the Business. Schedule 2.11 contains a complete and accurate list setting forth a description of each item of tangible property that is an Asset, and describes the nature of Seller's interest in any property listed thereon that is not owned entirely by Seller free and clear of any Lien.

                  2.12 Real Property.

                  (a) Schedule 2.12(a) identifies each real property leased or subleased by any Seller Party and used in the Business ("Leased Real Property"). No such lease or sublease with respect to such Leased Real Property (the "Real Property Leases") is subject to any Lien.

                  (b) True and complete copies of the Real Property Leases have been delivered to Buyer by Seller. Subject to the terms of the respective Real Property Leases, the Seller Party party thereto has a valid and subsisting leasehold or subleasehold estate in each Leased Real Property. The Real Property Leases are in full force and effect and neither the Seller Party party thereto nor, to the knowledge of the Seller Parties, any other party to any Real Property Lease is in default thereunder, and no event exists which, with the giving of notice or the passage of time, or both, may become a default under any Real Property Lease. Seller Parties' occupation, possession and use of the Leased Real Property has not been disturbed and no claim has been asserted or threatened adverse to the rights of any Seller Party to the continued occupation, possession and use of any of the Leased Real Property.

                  (c) All buildings, structures, improvements and facilities included within the Leased Real Property, including, but not limited to, the roofs and structural elements thereof, and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein (collectively, the "Improvements") are in good operating condition and repair, reasonable wear and tear not caused by neglect excepted. There are no unsatisfied requests for any repairs, restorations or improvements to the Leased Real Property and Improvements from any Authority; there are no ongoing repairs to the Leased Real Property and/or Improvements being made by or on behalf of any Seller Party, and all repairs for which payment is due have been paid for. No portion of the Leased Real Property has suffered any damage by fire or other casualty which heretofore has not been repaired and restored. The walls, roof and subterranean portions, if any, of the Improvements are sound and watertight and there is no water, chemical or gaseous seepage, diffusion or other intrusion into said Improvements which would impair the beneficial use of the Leased Real Property and Improvements by Buyer and/or its subtenants, licensees or other occupants thereof permitted by Buyer.

                  2.13 Third Party Components, Rights, etc.

                  (a) Seller has validly and effectively obtained the right and license to use the third-party programs included in the Assets and, with respect to such third-party programs, such other rights and licenses as provided for under the agreements relating thereto, and Seller has the right to assign and transfer to Buyer the foregoing rights and licenses.

                  (b) Seller has not granted, transferred, or assigned any right, title or interest in or to any Asset to any person or entity. There are no contracts, agreements, licenses, and other commitments and arrangements in effect with respect to the marketing, distribution, licensing, or promotion of any material Asset by any independent salesperson, distributor, sublicensor, or other remarketer or sales organization.

                  2.14 Insurance. Seller has, through the Closing Date, maintained the insurance policies set forth on Schedule 2.14 with respect to the Assets, the conduct of the Business and the Leased Real Property, which policies are, and at all times from the Effective Time to the Closing Date have been, in full force and effect, and are sufficient in amount (subject to reasonable deductibles) to allow Seller to replace any of the Assets that might be damaged or destroyed or to satisfy any claim with respect to the conduct of the Business or to any of the Leased Real Property.

                  2.15 Financial Statements. Seller has delivered to Buyer (i) unaudited balance sheets of the Business as of December 31, 2000 and 1999, and related statements of income for the fiscal years then ended (the "Year-End Financials") and (ii) the unaudited balance sheet of the Business as of the Effective Date (the "Effective Date Balance Sheet"), and the related unaudited statement of income of the Business for the period ended on the Effective Date (collectively with the Effective Date Balance Sheet, the "Interim Financials"). The Year-End Financials and the Interim Financials are correct in all material respects and have been prepared in material compliance with generally accepted accounting principles ("GAAP"). The Year-End Financials and Interim Financials present fairly in all material respects the financial condition and operating results of Seller as of the dates and during the periods indicated therein, subject, in the case of the Interim Financials, to normal year-end adjustments, which will not be material in amount or significance. A true, correct and complete copy of the Effective Date Balance Sheet is attached hereto as Exhibit I.

                  2.16 Certain Transactions. Since the Effective Date, Seller has conducted the Business in the ordinary course consistent with past custom and practice and has not, in any manner with respect to the Business or the
Assets:

                  (a) suffered any change, event or condition that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect upon the Business, the Assets or Seller's and the Shareholders' ability to consummate the transactions contemplated herein;

                  (b) entered into any transaction, contract or commitment individually involving payments from Seller in excess of $10,000 (other than this Agreement or as disclosed on Schedule 2.16(b));

                  (c) except in the ordinary course of business consistent with past custom and practice, including as to quantity and frequency, incurred or paid any liability or obligation, incurred any indebtedness for borrowed money or assumed, guaranteed, endorsed or otherwise become responsible for the obligations of any other individual, corporation or other entity;

                  (d) entered into or amended any employment, consulting or other agreement with, increased any compensation payable to, awarded any bonus to, made any loan to, paid any expense or contribution on behalf of, given any gift to, or otherwise conferred any benefit (directly or indirectly) upon, any of its officers, employees, shareholders or consultants, except in the ordinary course of business consistent with past custom and practice including as to quantity and frequency;

                  (e) made any capital expenditures in excess of $10,000 other than those made the ordinary course of business, consistent with past custom and practice;

                  (f) sold, transferred, leased, assigned or otherwise disposed of any Asset or properties of the Business, except in the ordinary course of business, consistent with past custom and practice;

                  (g) created or assumed or permitted to be created or assumed any Lien affecting any Asset or properties of the Business;

                  (h) made any tax election or settled or compromised any federal, state, local or other tax liability either not in accordance with past practice, or which has had or could reasonably be expected to have a material adverse effect upon the Business or the Assets;

                  (i) taken any action that was intended or may reasonably be expected to result in any of the representations and warranties set forth in this Agreement being or becoming untrue;

                  (j) made a material change in the methods of accounting in effect as of the date that the December 31, 2000 financial statements of the Business were finalized;

                  (k) except in the ordinary course of business consistent with past custom and practice, created, renewed, amended or terminated or given notice of a proposed renewal, amendment of termination of, any material contract, agreement or lease for goods or services to which Seller is a party or by which Seller or any of the Assets are bound;

                  (l) except in the ordinary course of business consistent with past custom and practice, rendered services under any In-Progress Contract or taken purchase or service orders relating to the business of the Business; or

                  (m) agreed to do any of the foregoing.

                  2.17 No Undisclosed Liabilities. Except as set forth on the Schedules to this Agreement, as of the date hereof, Seller has no direct or indirect indebtedness, liabilities, claims, losses, damages, deficiencies, obligations or responsibilities, liquidated or unliquidated, accrued, absolute, contingent, or otherwise, relating to the Assets.

                  2.18 Receivables. Schedule 1.2(a)-2 includes an accurate and complete breakdown of all Underbilling Receivables as of the Effective Date, and
Schedule 1.2(c) includes an accurate and complete breakdown of all Post-Effective Date Receivables as of the Closing Date (the Underbilling Receivables and Post-Effective Date Receivables are referred to collectively as the "Receivables"). All such Receivables (a) have arisen only from bona fide transactions in the ordinary course of business consistent with past custom and practice, (b) represent valid obligations, and (c) are expected to be collectible in the aggregate face amounts thereof without any counterclaim or set-off when due, except, in the case of Underbilling Receivables, to the extent of the normal allowance for doubtful accounts with respect to accounts receivable that are computed in a manner consistent with GAAP and as reflected in the Effective Date Balance Sheet, or, in the case of Post-Effective Date Receivables, as reflected in the books and records of Seller, and (d) are owned by Seller free of all Liens. No discount or allowance from any Receivable as of the Closing Date has been made or agreed to (other than customary payment discounts in the ordinary course of business consistent with past custom and practice). For the purposes of this Agreement, any person or entity shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

                  2.19 Interested Party Transactions. As it relates to the Business, neither the Shareholders nor any manager of Seller (nor, to the actual knowledge of Seller and the Shareholders, any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest) has or has had, directly or indirectly, (i) an interest in any entity that furnished or sold, or furnishes or sells, services, products or technology that Seller furnishes or sells in the conduct of the Business, or proposes to furnish or sell in the conduct of the Business, or (ii) any interest in any entity that purchases from or sells or furnishes to Seller, any goods or services, except for the Louisville, Kentucky office space lease between Seller and Columbia Properties, LLC and the Richmond, Indiana office space lease between Seller and Roy Ridge, or (iii) a beneficial interest in any agreements of Seller; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an "interest in any entity" for purposes of this Section 2.19.

                  2.20 Assets. Except for the Excluded Assets, the Assets are all of the assets, properties, goodwill, and rights of every nature, kind and description, whether tangible or intangible, real, personal or mixed, wherever located, used in and material to, or necessary for the operation of, the Business.

                  2.21 Brokers or Finders. Seller has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Other Transaction Documents or any transaction contemplated hereby or thereby. Seller and the Shareholders, jointly and severally, shall indemnify and hold Buyer harmless with respect to any claim by any broker, agent, or finder claiming to have acted on behalf of Seller or the Shareholders, respecting the subject matter hereof.

                  2.22 Securities Act Matters.

                  (a) Seller acknowledges that its representations and warranties contained herein are being relied upon by Buyer as a basis for the exemption of the issuance of the Shares hereunder from the registration requirements of the Securities Act and any applicable state securities laws.

                  (b) Seller understands that (i) when issued, the Shares will not be registered under the Securities Act or any state securities laws by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws (but that the Shares will be registered as set forth in Section 1.5(c) of this Agreement) and (ii) the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from such registration.

                  (c) Seller is acquiring the Shares for its own account and not with a view to, or for sale in connection with, directly or indirectly, any distribution thereof that would violate the Securities Act or applicable state securities laws.

                  (d) Seller has relied upon independent investigations that it and its representatives have made and is fully familiar with the business, results of operations, financial condition, prospects and other affairs of Buyer and realizes that the Shares are a speculative investment involving a high degree of risk for which there is no assurance of any return.

                  (e) Seller has such knowledge and experience in financial and business affairs and is capable of determining the information necessary to make an informed investment decision, of requesting such information from Buyer, and of utilizing the information that it has received from Buyer to evaluate the merits and risks of its investment in the Shares and is able to bear the economic risk of its investment in the Shares, and understands that it must do so for an indefinite period of time.

                  (f) Seller and its attorneys, accountants, investment and financial advisors, if any, have been provided access to such information about Buyer as it or its advisors, if any, have requested.

                  (g) Seller is an "accredited investor" as defined in Regulation D under the Securities Act.

                  (h) Seller understands that until the Registration Statement has been declared effective, the certificates representing the Shares will bear the following legend (or a substantially similar legend):

                  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT SUCH REGISTRATION OR THE DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

                  2.23 No Misleading Statements. No information furnished by or on behalf of Seller to Buyer contains any untrue statement of a material fact or omits to state a material fact necessary to make such statement, in the light of the circumstances under which it was made, not misleading. All written information, in whatever form, furnished by Seller to Buyer was true and correct as of the date so furnished and, except as the accuracy thereof is affected by the passage of time, remains true and correct in all material respects as of the date hereof.

                  3. Representations and Warranties of the Shareholders

         Each of the Shareholders, severally and not jointly, represents, warrants and covenants to Buyer that:

                  3.1 Binding Obligations. This Agreement and the Other Transaction Documents to which such Shareholder is a party have been duly executed and delivered by such Shareholder and constitute valid and binding agreements of such Shareholder, enforceable in accordance with their respective terms, except as their enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles. Such Shareholder is a shareholder of Seller.

                  3.2 No Contravention. The execution, delivery and performance of this Agreement and the Other Transaction Documents to which such Shareholder is a party, the consummation of the transactions contemplated hereby and thereby and the compliance with the provisions hereof and thereof by such Shareholder do not (a) conflict with, result in the breach of, or constitute a default under, or require any authorization, consent, approval, exemption or other action by or notice to any third party (including any shareholder of Seller not a party to this Agreement), court or other governmental or administrative body, under the provisions of any agreement or other instrument to which such Shareholder is a party or by which the property of such Shareholder is bound or affected or (b) violate any laws, regulations, orders or judgments applicable to such Shareholder.

                  3.3 No Misleading Statements. No information furnished by or on behalf of such Shareholder to Buyer contains any untrue statement of a material fact or omits to state a material fact necessary to make such statement, in the light of the circumstances under which it was made, not misleading. All written information, in whatever form, furnished by such Shareholder to Buyer was true and correct as of the date so furnished and, except as the accuracy thereof is affected by the passage of time, remains true and correct in all material respects as of the date hereof.

                  3.4 Brokers or Finders. Such Shareholder has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Other Transaction Documents or any transaction contemplated hereby or thereby. Seller and the Shareholders, jointly and severally, shall indemnify and hold Buyer harmless with respect to any claim by any broker, agent, or finder claiming to have acted on behalf of Seller or the Shareholders, respecting the subject matter hereof.

                           4. Representations and Warranties of Buyer

         Buyer represents and warrants to Seller and the Shareholders as follows:

                  4.1 Organization and Standing. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate right, power and authority to enter into and perform and do all things contemplated under this Agreement and the Other Transaction Documents to which it is a party necessary to give effect to the provisions of this Agreement and such Other Transaction Documents.

                  4.2 Authorization and Binding Obligations. The execution, delivery and performance by Buyer of this Agreement and the Other Transaction Documents to which Buyer is a party have been duly and validly authorized by all necessary corporate action, including approval of the entire transaction by the requisite vote of the board of directors of Buyer. This Agreement and the Other Transaction Documents to which Buyer is a party have been duly executed and delivered by Buyer and constitute valid and binding agreements of Buyer, enforceable in accordance with their respective terms, except as their enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles.

                  4.3 No Contravention. The execution, delivery and performance of this Agreement and the Other Transaction Documents to which Buyer is a party, the consummation of the transactions contemplated hereby and thereby and the compliance with the provisions hereof and thereof by Buyer do not (a) violate any provision of the certificate of incorporation or bylaws of Buyer, (b) conflict with, result in the breach of, or constitute a default under, or require any authorization, consent, approval, exemption or other action by or notice to any third party, court or other governmental or administrative body, under the provisions of any agreement or other instrument to which Buyer is a party or by which the property of Buyer is bound or affected, or (c) violate any laws, regulations, orders or judgments applicable to Buyer.

                  4.4 Issuance of the Shares. Upon issuance hereunder, the Shares shall be validly issued, fully paid and non-assessable and shall be free and clear of any Liens, except that the Escrowed Shares shall be subject to the provisions of the Escrow Agreement.

                  4.5 SEC Filings. The Common Stock is registered pursuant to
Section 12(g) of the Exchange Act, and Buyer has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) thereof. Buyer has delivered or made available to Seller and the Shareholders true and complete copies of the following documents (the "SEC Documents") filed with the SEC:

                  (a) Buyer's Annual Report on Form 10-K for the year ended December 31, 2000;

                  (b) Buyer's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

                  (c) Buyer's Current Report on Form 8-K, filed on August 1, 2001, and the amendments thereto filed on October 1, 2001 and October 3, 2001;

                  (d) Buyer's proxy statement (and the supplement thereto) in connection with its Annual Meeting of Stockholders held on May 25, 2001; and

                  (e) Buyer's registration statement on Form S-3 (No. 333-69432), filed on September 14, 2001, and post-effective amendment No. 1 thereto, filed on September 26, 2001.

Buyer has not provided Seller or any Shareholder any material non-public information or any information which, according to applicable law, rule or regulation, should have been disclosed publicly by Buyer but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The SEC Documents contain all material information concerning Buyer, and no event or circumstance has occurred which would require Buyer to disclose such event or circumstance in order to make the statements in the SEC Documents not misleading on the date hereof but which has not been so disclosed.

                  4.6 Brokers or Finders. Buyer has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Other Transaction Documents or any transaction contemplated hereby or thereby. Buyer shall indemnify and hold Seller and the Shareholders harmless with respect to any claim by any broker, agent, or finder claiming to have acted on behalf of Buyer respecting the subject matter hereof.

                  4.7 No Misleading Statements. No information furnished by or on behalf of Buyer to any Seller Party contains any untrue statement of a material fact or omits to state a material fact necessary to make such statement, in the light of the circumstances under which it was made, not misleading. All written information, in whatever form, furnished by Buyer to any Seller Party was true and correct as of the date so furnished and, except as the accuracy thereof is affected by the passage of time, remains true and correct in all material respects as of the date hereof.

                           5. Closing Conditions and Deliveries

                  5.1 Conditions to Buyer's Obligations. The obligations of Buyer under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, except such conditions as may be waived by Buyer:

                  (a) Delivery of Other Transaction Documents. Seller and the Shareholders shall have delivered to Buyer the following Other Transaction Documents, duly executed by all Seller Parties party to each such Other Transaction Document:

                           (i) the Bill of Sale;

                           (ii) the Assumption Agreement;

                           (iii) the Power of Attorney;

                           (iv) the Indiana Lease Assumption, Louisville Sublease and Richmond Amended Lease Assumption (collectively, the "Real Estate Documents");

                           (v) the Escrow Agreement;

                           (vi) a Management Services Agreement (the "Service Agreement"), in substantially the form of Exhibit J, between Seller and Buyer with respect to the transition services described therein; and

                           (vii) such other instruments of sale, transfer, conveyance or assignment as Buyer and its counsel reasonably shall have requested prior to the Closing Date for the sale, transfer, conveyance and assignment of the Assets to Buyer.

                  (b) Secretary's Certificate. Seller shall have delivered to Buyer a certification of the secretary of Seller, dated the Closing Date, (i) attaching resolutions of the board of directors of Seller and any required consent of the shareholders of Seller in connection with the authorization and approval of the execution, delivery and performance by Seller of this Agreement and the Other Transaction Documents to which Seller is a party, certified as being in full force and effect as of the Closing Date; and (ii) setting forth the incumbency of the officers of Seller who have executed and delivered this Agreement and each of the Other Transaction Documents to which Seller is a party, including therein a signature specimen of each such officer.

                  (c) Good Standing Certificates. Seller shall have delivered to Buyer certificates, dated as of the Closing Date or within three (3) Business Days prior to the Closing Date, executed by the proper official in each jurisdiction, as to the good standing of Seller in State of Kentucky and in each jurisdiction in which the character of the Assets or nature of the Business requires that Seller be qualified as a foreign corporation, including, without limitation, the State of Indiana.

                  (d) Consents. Seller shall have delivered to Buyer all written consents which are required under any contract or agreement being assigned to Buyer hereunder; provided, however, that as to any such contract or agreement the assignment of which by its terms requires prior consent of any of the parties thereto, if such consent is not obtained prior to or on the Closing Date, Seller shall deliver to Buyer written documentation setting forth arrangements for the transfer of the economic benefit of such contracts or agreements to Buyer as of the Closing Date under terms and conditions acceptable to Buyer.

                  (e) Payment of Estimated Adjustment. Seller shall have paid to Buyer the Estimated Adjustment, if such adjustment was in favor of Buyer.

                  5.2 Conditions to Seller's and the Shareholders' Obligations. The obligations of Seller and the Shareholders under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, except such conditions as may be waived by Seller and the Shareholders:

                  (a) Delivery of Shares. Buyer shall have delivered to Seller a certificate representing the portion of the Shares set forth in Section 1.5(b)(i), and shall have delivered to the Escrow Agent a certificate representing the Escrowed Shares pursuant to Section 1.5(b)(ii).

                  (b) Payment of Estimated Adjustment. Buyer shall have paid to Seller the Estimated Adjustment, if such adjustment was in favor of Seller.

                  (c) Other Transaction Documents. Buyer shall have delivered to Seller and the Shareholders the following Other Transaction Documents, duly executed by Buyer:

                           (i) the Assumption Agreement;

                           (ii) the Real Estate Documents;

                           (iii) the Escrow Agreement; and

                           (iv) the Service Agreement.

                           6. Indemnification

                  6.1 Indemnification by Seller and the Shareholders.

                  (a) Joint and Several Obligations. Seller and each of the Shareholders, jointly and severally, shall indemnify and hold harmless Buyer, its successors and assigns, at all times after the Closing Date, against and in respect of:

                           (i) Liabilities of Seller. Other than liabilities expressly assumed by Buyer as provided in Section 1.4 of this Agreement, all liabilities and obligations of Seller and the Business of any kind or nature whatsoever relating to Seller or the Business, whether accrued, absolute, fixed, contingent or otherwise, known or unknown;

                           (ii) Misrepresentations. Any damage, loss, cost, expense or liability (including reasonable attorneys' fees) resulting to Buyer from any false, misleading or inaccurate representation, breach of warranty or non-fulfillment of any agreement or condition on the part of Seller under this Agreement or any Other Transaction Document to which Seller is a party or from any misrepresentation in or any omission from any certificate, schedule or other instrument furnished or to be furnished to Buyer hereunder;

                           (iii) Taxes. Any tax, including any use or sales tax, for which Seller or any of Seller's officers and directors is or may be liable in respect of the conduct of the Business prior to the Closing;

                           (iv) Conduct of the Business. Any claim arising out of or in connection with the conduct of the Business prior to the Effective Time, including severance costs for discharged employees, and any negligence, willful misconduct, fraud or other tort claim arising out of or in connection with the conduct of the Business by Seller from the Effective Time through the Closing; and

                           (v) Actions and Suits. All claims, actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including, without limitation, legal fees and expenses, incident to any of the foregoing.

                  (b) Several Obligations. Each of the Shareholders, severally and not jointly, shall indemnify and hold harmless Buyer, its successors and assigns, at all times after the Closing Date, against and in respect of:

                           (i) Misrepresentations. Any damage, loss, cost, expense or liability (including reasonable attorneys' fees) resulting to Buyer from any false, misleading or inaccurate representation, breach of warranty or non-fulfillment of any agreement or condition on the part of such Shareholder under this Agreement or any Other Transaction Document to which such Shareholder is a party or from any misrepresentation in or any omission from any certificate, schedule or other instrument furnished or to be furnished by such Shareholder to Buyer hereunder; and

                           (ii) Actions and Suits. All claims, actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including, without limitation, legal fees and expenses, incident to any of the foregoing.

                  6.2 Indemnification by Buyer. Buyer shall indemnify and hold harmless Seller and the Shareholders, at all times after the Closing Date, against and in respect of:

                  (a) Assumed Liabilities. All Assumed Liabilities;

                  (b) Misrepresentations. Any damage, loss, cost, expense or liability (including reasonable attorneys' fees) resulting to Seller and the Shareholders from any false, misleading or inaccurate representation, breach of warranty or non-fulfillment of any agreement or condition on the part of Buyer under this Agreement or any Other Transaction Document to which Buyer is a party or from any misrepresentation in or any omission from any certificate or other instrument furnished or to be furnished to Seller or any Shareholder hereunder; and

                  (c) Actions and Suits. All claims, actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including, without limitation, legal fees and expenses, incident to any of the foregoing.

                  6.3 Indemnification Procedure.

                  (a) Notice of Claim; Right to Cure. A party that may be entitled to indemnification pursuant to Section 6.1 or 6.2 (the "Indemnitee") shall promptly give written notice (a "Notice of Claim") to the party liable for such indemnification (the "Indemnitor"). A Notice of Claim shall set forth (a) a description, in reasonable detail, of the facts and circumstances with respect to the subject matter of such claim or potential claim for indemnification, and
(b) a breakdown of the anticipated total amount (the "Claimed Amount") of the actual damage, liability or loss, including reasonable attorneys' fees and other costs and expenses ("Damages") comprising the indemnification claim. Upon receipt of a Notice of Claim, the Indemnitor may elect to cure the circumstances giving rise to the indemnification claim within thirty (30) days after the date of receipt of the Notice of Claim. If such cure cannot be effected within such 30-day period, the Indemnitor shall proceed in accordance with Section 6.3(b), in the case of a claim other than a third-party claim, or in accordance with
Section 6.3(c), in the case of a claim made against an Indemnitee by a third person. The Indemnitee's failure to give prompt notice or to provide copies of documents or to furnish relevant data shall not constitute a defense (in whole or in part) to any claim by the Indemnitee against the Indemnitor for indemnification, except and only to the extent that such failure shall have caused or increased such liability or materially adversely affected the ability of the Indemnitor to defend against or reduce its liability.

                  (b) Claims Other Than Third-Party Claims. In the case of an indemnification claim other than a third-party claim:

                           (i) If the Indemnitor does not elect to cure the circumstances giving rise to the indemnification claim in accordance with Section 6.3(a), within 30 days after its receipt of a Notice of Claim, the Indemnitor shall provide to the Indemnitee a written response (a "Response Notice") in which the Indemnitor shall: (A) agree that the full Claimed Amount is due to such Indemnitee, (B) agree that a portion, but not all, of the Claimed Amount is due to such Indemnitee or (C) contest that any portion of the Claimed Amount is due to such Indemnitee.

                           (ii) If the Indemnitor in the Response Notice agrees that an amount equal to all or a portion of the Claimed Amount is due to the Indemnitee (the "Agreed Amount"), the Indemnitor shall promptly pay to the Indemnitee the Agreed Amount.

                           (iii) If the Indemnitor in the Response Notice contests an amount equal to all or any portion of the Claimed Amount (the "Contested Amount"), the Indemnitor and Indemnitee shall, within 30 Business Days after the Indemnitee's receipt of the Response Notice, select a mutually acceptable arbitrator and submit the dispute with respect to such Contested Amount for binding and final determination by such arbitrator in accordance with the then-current regulations of the American Arbitration Association. The parties agree that any arbitration shall be conducted by an individual arbitrator, as opposed to a panel consisting of several arbitrators. Judgment upon the award rendered by the arbitrator resulting from such arbitration shall be in writing, and shall be final and binding upon all involved parties. The site of any arbitration shall be within New York, New York. The award may be confirmed and enforced in any court of competent jurisdiction. If the arbitrator determines that an amount equal to all or a portion of the Contested Amount is due to the Indemnitee (the "Award Amount"), the Indemnitor shall promptly pay to the Indemnitee the Award Amount.

                  (c) Third-Party Claims. In the case of a claim made against an Indemnitee by a third person, if the Indemnitor does not elect to cure the circumstances giving rise to the indemnification claim in accordance with
Section 6.3(a), the Indemnitor shall have the right, at its election, by written notice to the Indemnitee, to assume the defense of the claim as to which such notice has been given. Except as provided in the next sentence, if the Indemnitor so elects to assume such defense, it shall diligently and in good faith defend such claim and shall keep the Indemnitee reasonably informed of the status of such defense, and the Indemnitee shall cooperate fully with the Indemnitor in the defense of such claim, provided that in the case of any settlement providing for remedies other than monetary damages for which indemnification is provided, the Indemnitee shall have the right to approve the settlement, which approval shall not be unreasonably withheld or delayed. If the Indemnitor does not so elect to defend any claim as aforesaid or shall fail to defend any claim diligently and in good faith (after having so elected), the Indemnitee may assume the defense of such claim and take such other action as it may elect to defend or settle such claim as it may determine in its reasonable discretion, provided that the Indemnitor shall have the right to approve any settlement, which approval will not be unreasonably withheld or delayed.

                  6.4 Limitations on Indemnification.

                  (a) Basket Amount.

                           (i) The indemnification provided for in Section 6.1 shall not apply until Buyer's claims for Damages exceed $25,000 in the aggregate, whereupon claim may be made for all amounts in excess of $25,000.

                           (ii) The indemnification provided for in Section 6.2 shall not apply until Seller's and the Shareholders' collective claims for indemnification exceed $25,000 in the aggregate, whereupon claim may be made for all amounts in excess of $25,000.

                  (b) Liability Cap. Notwithstanding anything to the contrary in this Agreement, in no event shall the aggregate amount of collective liability of Seller and the Shareholders pursuant to Section 6.1 exceed the market value of the Shares (or, in the event that any adjustment has occurred pursuant to Section 1.5(c)(v), the market value of the Adjustment Shares) on the effective date of the Registration Statement. For purposes of this Section 6.4(b), the market value of each Share shall equal the average of the closing sale prices of Buyer's Common Stock on the Nasdaq National Market on the ten (10) trading days immediately preceding the effective date of the Registration Statement.

                  (c) Insurance Proceeds and Other Set-Offs. The amount of any Damages for which indemnification is provided under Section 6.1 or Section 6.2 shall be net of any amounts recovered or recoverable by the Indemnitee under insurance policies with respect to such Damages and shall be (i) increased to take account of any net tax cost incurred by the Indemnitee arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net tax benefit realized by the Indemnitee arising from the incurrence or payment of any such Damages. In computing the amount of any such tax cost or tax benefit, the Indemnitee shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Damages.

                  6.5 Payment of Indemnification Claims. In the event that Seller or the Shareholders are entitled to indemnification pursuant to Section 6.2, Buyer shall make payment of such indemnification claim in cash. In the event that Buyer is entitled to indemnification pursuant to Section 6.1, the payment of such indemnification by Seller or the Shareholders shall be in cash; provided, however, that Buyer may elect to satisfy any part of an indemnification obligation owed by any Seller Party pursuant to Section 6.1(a) by, jointly with the Sellers' Representative (as hereinafter defined), directing the Escrow Agent to (i) return to Buyer an integral number of Escrowed Shares equal in value to any portion of the indemnification obligation that Buyer has elected to satisfy in such manner, (ii) pay to Buyer any portion of the cash, if any, deposited in the Escrow Account (as defined in the Escrow Agreement) by Seller in lieu of Escrowed Shares, up to the amount of the outstanding indemnification obligation in favor of Buyer, or (iii) tender to Buyer a combination of Escrowed Shares and cash deposited in the Escrow Account in accordance with clauses (i) and (ii) of this Section 6.5; provided, however, that the combined value of the Escrowed Shares and cash from the Escrow Account tendered to Buyer shall not exceed the amount of the outstanding indemnification obligation in favor of Buyer. For purposes of this Section 6.5, the value of each Escrowed Share to be returned to Buyer in payment of an indemnification obligation shall be equal to the average of the closing sale prices of the Common Stock on the Nasdaq National Market during the ten (10) trading days immediately preceding the date upon which Buyer and the Sellers' Representative direct that the Escrow Agent return such Escrowed Share to Buyer.

                           7. Post-Closing Covenants

                  7.1 Further Assurances; Cooperation. The parties shall, at any time, and from time to time, after the Closing Date, execute and deliver such further instruments of conveyance and transfer and take such additional action as may be reasonably necessary to effect, consummate, confirm or evidence the transactions contemplated by this Agreement and the Other Transaction Documents, including, without limitation: (i) inventorying and listing of the Assets, (ii) using their best efforts to obtain any third party consents not obtained as of the Closing Date, (iii) filing of tax returns, including, without limitation, the filing of sales and use tax returns and notices as any party hereto may reasonably require, (iv) conducting, at the expense of Buyer, a financial audit of the Business in connection with the integration of the financial statements of the Business into the financial statements of the Buyer, (v) cooperating to facilitate the transition of Business customers and suppliers to Buyer, and (vi) releasing the liens in favor of Panasonic, Yamaha and Sony referenced on
Schedule 2.11.

                  7.2 Delivery of Assets. Seller agrees that it will transfer or make available to Buyer, promptly after the receipt thereof, any property that Seller receives after the Closing Date in respect of the Assets transferred or intended to be transferred to Buyer under this Agreement.

                  7.3 Payment of Liabilities. Seller shall, as of the Closing Date or when due, satisfy all of its liabilities or obligations relating to the Business that are not Assumed Liabilities. Buyer shall satisfy each Assumed Liability when due.

                  7.4 Books and Records; Accounting Software.

                  (a) Buyer shall preserve and retain the corporate, accounting, tax, legal and other records of the Business that shall come into Buyer's possession as a result of the transactions contemplated hereby for a period of not less than five (5) years from the Closing Date and give reasonable access to Seller and the Shareholders, and Seller's officers, auditors, counsel, and other representatives for the purpose of preparing or defending tax returns or for other reasonable business purposes.

                  (b) For a period of 180 days after the Closing, Seller shall give Buyer's officers, employees, auditors and other representatives reasonable access to the Accounting Software for the purpose of effecting the transition to Buyer's accounting software and for other reasonable business purposes.

                  7.5 Destruction of Copies of Certain Assets. After the Closing Date, Seller shall, upon the written request of Buyer, immediately destroy or erase all of Seller's copies of computer software and Business records included in the Assets and, upon Buyer's request, promptly confirm destruction of same by signing and returning to Buyer an "affidavit of destruction" acceptable to Buyer; provided, however, that Seller shall be entitled to retain a copy of those specific records, and only those specific records, that contain information that (i) is not related to the Business, (ii) is neither confidential nor privileged and (iii) Seller has a reasonable need to retain.

                  7.6 Employee Matters.

                  (a) Buyer does not and will not assume the sponsorship of, the responsibility for contributions to, or any liability under or in connection with, any Employee Benefit Plan. Without limiting the foregoing, Seller shall be liable for continuation coverage (including any penalties, excise taxes or interest resulting from the failure to provide continuation coverage) required by Section 4980B of the Code with respect to (i) qualifying events incurred by any Business Employee who does not become an employee of Buyer on or immediately following the Closing (or covered dependents or qualified beneficiaries of such employee), and (ii) any qualifying events which occur on or before the Closing Date incurred by any Business Employee who becomes an employee of Buyer on or immediately following the Closing Date (or covered dependents or qualified beneficiaries of such employee). Buyer will in no event be deemed to be a successor employer (within the meaning of Treasury Regulation Section 54.4980B-2) of Seller for purposes of applying the provisions of Section 4980B of the Code following the Closing with respect to any current or former employee of Seller.

                  (b) Buyer shall, as of the Closing Date, offer employment to the Closing Date Employees. Any such Closing Date Employee who accepts Buyer's offer of employment and who, within seven days of the Closing Date, commences employment with Buyer by reporting for work and being actively employed by Buyer for at least one day is hereinafter referred to as a "Transferred Employee." Buyer shall offer to provide or cause to be provided to Transferred Employees, through December 31, 2001, compensation and benefits that are substantially comparable, in the aggregate, to the compensation and benefits (exclusive of any such compensation and benefits consisting of or based on any equity securities) provided to them by Seller under the Employee Benefit Plans immediately prior to the Closing. Subject to the satisfaction of applicable enrollment requirements, each Transferred Employee (and his or her eligible spouse or dependents) who, as of the Closing Date, participates in Employee Benefit Plans of Seller shall, as soon as administratively feasible following such Transferred Employee's commencement of employment with Buyer, become eligible to participate in employee benefit plans maintained by Buyer for its employees. Each Transferred Employee will carry with him or her and have available for use, in accordance with Buyer's policies, the amount of vacation leave available to him or her under Seller's vacation policy on the day prior to the Closing Date. For all purposes of Buyer's employee benefit plans, the date of hire for each Transferred Employee shall be the date such Transferred Employee was originally hired by Seller.

                  (c) With respect to any Transferred Employee (including any dependent thereof) who is hospitalized or is on short-term disability under any Employee Benefit Plan on or prior to the Closing Date and who remains hospitalized or on short-term disability after such date, Seller shall be responsible for claims and expenses incurred both before and after the Closing Date in connection with such individual, to the extent that such claims and expenses are covered by an Employee Benefit Plan of Seller, until such time (if any) that, in the case of a Transferred Employee, such individual commences full-time employment with Buyer, and, in the case of a dependent of a Transferred Employee, such dependent's hospitalization has terminated.

                  (d) Seller shall be responsible for, and Buyer does not and will not assume any liability (direct or indirect, contingent or otherwise) that may arise under or in connection with any state or local law similar to the Worker Adjustment and Retraining Notification Act, 29 U.S. Stat. ss. 2010 et. seq., as a result of the transactions contemplated hereby.

                  7.7 Non-Competition.

                  (a) During and for a period of two (2) years following the Closing, no Seller Party shall, without the prior written consent of Buyer, engage directly or indirectly in a Competitive Business Activity (as defined below) anywhere in the Restricted Territory (as defined below). The term "Competitive Business Activity" shall mean (i) engaging in, or managing or directing persons engaged in, the business of the Business as of the Closing Date (including, without limitation, rendering services after the Closing under any In-Progress Jobs or taking purchase or service orders relating to the business of the Business); (ii) acquiring of having an ownership interest in any entity that competes with the Business as of the Closing Date (except for ownership of one percent (1%) or less of any entity whose securities have been registered under the Securities Act or Section 12 of the Exchange Act); or (iii) participating in the financing, operation, management or control of any firm, partnership, corporation, business or other entity described in clause (ii) of this sentence. The term "Restricted Territory" shall mean the United States of America and each and every state, county, city, municipality or other political subdivision thereof. Buyer acknowledges that the Business comprises only a portion of Seller's operations and that during the two-year post-Closing period contemplated under this Section 7.7, Seller will continue to operate the Other Business in the ordinary course of business within the historical parameters of the Other Business, and that neither the operation of the Other Business within such parameters, nor the performance of Seller's obligations under the Service Agreement, shall constitute a "Competitive Business Activity" for purposes of this Section 7.7.

                  (b) The covenants contained in Section 7.7(a) shall be construed as a series of separate covenants, one for each state, county, city, municipality or other political subdivision of the Restricted Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in Section 7.7(a).

                  (c) Each Seller Party acknowledges that the covenants contained in this Section 7.7 are reasonable and valid in geographical and temporal scope and content and in all other respects, and are necessary for the adequate protection of Buyer's legitimate business interests, because, among other things, Buyer conducts business throughout the United States, Buyer is engaged in a highly competitive industry, and Seller Parties have had unique access to confidential business information relating to the Business and the Assets. Each Seller Party also acknowledges that any breach of the covenants set forth in this Section 7.7 will give rise to irreparable injury to Buyer, that the remedy at law of Buyer for any such breach or threatened breach will be inadequate and that, in addition to any other remedy therefor that Buyer may have, it shall be entitled to temporary injunctive relief before trial from any court of competent jurisdiction as a matter of course and to permanent injunctive relief without the necessity of proving actual damages and without the requirement of any bond or other security.

                  (d) Each Seller Party agrees that the existence of any claim or cause of action by such Seller Party against Buyer shall not constitute a defense to the enforcement by Buyer of the covenants set forth in this Section 7.7, and that any such claim or cause of action against Buyer shall be litigated separately.

                  (e) If, in any judicial proceeding, a court refuses to enforce any of the separate covenants (or any part thereof) set forth in this Section 7.7, then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or parts thereof) to be enforced, and such remaining covenants shall be given full effect without regard to the invalid covenant (or part thereof). In the event that any of the separate covenants (or any part thereof) set forth in this Section 7.7 is deemed by a court to exceed the geographical or temporal scope or content or other limitations permitted by applicable laws, then such covenant (or part thereof) shall be reformed to the geographical or temporal scope or content or other limitations, as the case may be, permitted by applicable laws, and, in such reduced form, shall be given full effect.

                  7.8 Non-Solicitation. During and for a period of two (2) years following the Closing, no Seller Party shall, without Buyer's prior written consent, directly or indirectly, (i) solicit the employment of any of the Transferred Employees or any officer, senior manager or other key employee of Buyer or any subsidiary of Buyer or (ii) hire any Transferred Employee, officer, senior manager or other key employee whose employment Buyer or any subsidiary of Buyer has terminated within 90 days following such solicitation or hire; provided, however, that this Section 7.8 shall not prevent advertisements, solicitations, position listings or notices of employment opportunities that are published or made available to the public or hiring of personnel responding thereto and shall not impair the rendering of services to Seller by Transferred Employees pursuant to and in accordance with the Service Agreement. Notwithstanding anything herein to the contrary, if Buyer terminates its employment of any Transferred Employee and such Transferred Employee approaches Seller for employment without solicitation, direct or indirect, from Seller, Seller shall not be prohibited from offering employment to such terminated Transferred Employee during the two-year post-Closing period contemplated in this Section 7.8.

                           8. Miscellaneous

                  8.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction that would cause the application of the laws of any jurisdiction other that the State of New York).

                  8.2 Jurisdiction. Except as otherwise provided in Section 6.3, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement, the Other Transaction Documents or the transactions contemplated hereby or thereby shall be brought exclusively in a New York State or United States Federal court sitting in New York County, and each of the parties hereby expressly submits to such jurisdiction and venue of such court (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                  8.3 Survival. Except as otherwise expressly provided herein, the several representations, warranties, covenants, and agreements of the parties contained in this Agreement or in any Other Transaction Document shall be deemed to be material and to have been relied upon by Buyer, Seller and the Shareholders notwithstanding any investigation made by Buyer, Seller or the Shareholders, shall survive the Closing Date and shall remain operative and in full force and effect until December 31, 2002, except insofar as an indemnification claim has been asserted by any party and has not been resolved prior to the end of such two-year period; provided, however, that the representations and warranties of Seller and the Shareholders set forth in Sections 2.5, 2.6 and 2.7 shall survive for the period of the applicable statute of limitations, and the respective representations, warranties, covenants and agreements of Buyer, Seller and the Shareholders contained in Sections 2.11, 2.13, 2.17, 2.21, 3.4, 4.4, 4.6, 6.1(a)(i), 6.1(a)(iii), 6.1(a)(iv), 6.2(a),
6.4, 6.5, 7.1, 7.2 and 8.11 shall continue without any time limitation.

                  8.4 Notices. Any notices authorized to be given hereunder shall be in writing and deemed given, if delivered personally or by overnight courier, on the date of delivery, if a Business Day, or if not a Business Day, on the first Business Day following delivery, or if mailed, three days after mailing by registered or certified mail, return receipt requested, and in each case, addressed, as follows:

                  If to Buyer:

                  Wire One Technologies, Inc.
                  225 Long Avenue
                  Hillside, New Jersey 07205
                  Attention:  Jonathan Birkhahn, Esq.
                  Facsimile:  (973) 391-9776
                  E-mail address:  jbirkhahn@wireone.com

                  and a copy to:

                  Fulbright & Jaworski L.L.P.
                  666 Fifth Avenue
                  New York, New York  10103
                  Attention:  Neil Gold, Esq.
                  Facsimile:  (212) 318-3400
                  E-mail address:  ngold@fulbright.com

                  If to Seller Parties or Sellers' Representative:

                  Axxis, Inc.
                  845 South Ninth Street
                  Louisville, Kentucky 40203
                  Attention:  President
                  Facsimile:  (502) 568-6326

                  and a copy to:

                  Wyatt, Tarrant & Combs, LLP
                  2700 PNC Plaza
                  500 West Jefferson Street
                  Louisville, Kentucky  40202
                  Attention:  Michael B. Vincenti, Esq.
                  Facsimile:  (502) 589-0309
                  E-mail address:  mvincenti@wyattfirm.com

or if delivered by facsimile, on a Business Day before 4:00 p.m. local time of addressee, on transmission confirmed electronically, or if at any other time or day on the first Business Day succeeding transmission confirmed electronically, to the facsimile numbers provided above, or to such other mailing or personal delivery address or facsimile number as any party shall specify to the other, pursuant to the foregoing notice provisions. When used in this Agreement, the term "Business Day" shall mean a day other than a Saturday, Sunday or a day on which commercial banks in New York, New York are generally closed for business.

                  8.5 Entire Agreement; Amendments. Except for the Mutual Confidentiality Agreement between Seller and Buyer dated August 10, 2001, this Agreement and the Other Transaction Documents (i) set forth the entire agreement of the parties respecting the subject matter hereof, (ii) supersede any prior and contemporaneous understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to such subject matter, and (iii) may not be amended orally, and no right or obligation of any party may be altered, except as expressly set forth in a writing signed by such party.

                  8.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all such counterparts shall together constitute but one document.

                  8.7 Headings. The section and subsection headings do not constitute any part of this Agreement and are inserted herein for convenience of reference only.

                  8.8 Public Announcements. Neither Buyer on the one hand nor Seller or any Shareholder on the other shall make any press release or other public statement concerning the matters covered by this Agreement without the approval of the other party, except as in the opinion of counsel for the party making the release or statement is required by law or applicable regulation, and shall, in any event, to the extent practicable, permit the other party an opportunity to review any such release or statement prior to dissemination.

                  8.9 Waiver. No waiver of a breach of, or default under, any provision of this Agreement shall be deemed a waiver of such provision or of any subsequent breach or default of the same or similar nature or of any other provision or condition of this Agreement.

                  8.10 Binding Effect and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and assigns. Neither Seller nor the Shareholders, on the one hand, nor Buyer, on the other, may assign any obligation under this Agreement except with the prior written consent of the other party hereto.

                  8.11 Expenses. Each party shall bear its own expenses incurred with respect to the preparation of this Agreement and the Other Transaction Documents and, except as otherwise provided herein, the consummation of the transactions contemplated hereby and thereby.

                  8.12 Appointment of Representative.

                  (a) Powers of Attorney. Each Seller Party irrevocably constitutes and appoints J. Michael Smith (the "Sellers' Representative") as such Seller Party's true and lawful agent, proxy, and attorney-in-fact and authorizes the Sellers' Representative to act for such Seller Party and in such Seller Party's name, place, and stead, in any and all capacities to do and perform every act and thing required or permitted to be done in connection with the transactions contemplated by this Agreement and any Other Transaction Document, as fully to all intents and purposes as such person might or could do in person, including, without limitation, the power to:

                           (i) receive all notices required to be delivered to such Seller Party under this Agreement, including, without limitation, any notice of a claim for which indemnification is sought under Section 6 hereof;

                           (ii) take any and all action on behalf of such Seller Party from time to time as the Sellers' Representative may deem necessary or desirable to defend, pursue, resolve, and/or settle claims under this Agreement, including, without limitation, claims for indemnification under Section 6 hereof; and

                           (iii) engage and employ agents and representatives (including accountants, legal counsel, and other professionals) and incur such other expenses as he deems necessary or prudent in connection with the administration of the foregoing.

Each Seller Party grants unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in connection with the transactions contemplated by this Agreement and any Other Transaction Document, as fully to all intents and purposes as such Seller Party might or could do in person, hereby ratifying and confirming all that the Sellers' Representative may lawfully do or cause to be done by virtue hereof. Each Seller Party, by executing this Agreement, agrees that such agency, proxy, and power of attorney are coupled with an interest, and are therefore irrevocable without the consent of the Sellers' Representative and shall survive the death, incapacity, or bankruptcy of such Seller Party to the extent permitted by applicable law. Each Seller Party acknowledges and agrees that, upon execution of this Agreement, any delivery by the Sellers' Representative of any waiver, amendment, agreement, opinion, certificate, or other documents executed by the Sellers' Representative or any decisions made by the Sellers' Representative pursuant to this Section 8.12 shall bind such Seller Party with respect to such documents or decision as fully as if such Seller Party had executed and delivered such documents or made such decisions.

                  (b) Not Liable. The Sellers' Representative shall not have, by reason of this Agreement, a fiduciary relationship in respect of any Seller Party, except in respect of amounts received on behalf of such Seller Party. The Sellers' Representative shall not be liable to any Seller Party for any action taken or omitted by him or any agent employed by him hereunder or under any Other Transaction Document, or in connection therewith, except that the Sellers' Representative shall not be relieved of any liability imposed by law for gross negligence or willful misconduct. The Sellers' Representative shall not be liable to the Seller Parties for any apportionment or distribution of payments made by him in good faith and, if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Seller Party to whom payment was due, but not made, shall be to recover from the other Seller Parties any payment in excess of the amount to which they are determined to have been entitled. The Sellers' Representative, in such capacity, shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions, or conditions of this Agreement or any Other Transaction Document.

                  (c) Replacement of the Sellers' Representative. Upon the death, disability, or incapacity of the initial Sellers' Representative appointed pursuant to Section 8.12(a) above, each Seller Party acknowledges and agrees that such Sellers' Representative's executor, guardian, or legal representative, as the case may be, shall (in consultation with the Seller Parties) appoint a replacement reasonably believed by such person to be capable of carrying out the duties and performing the obligations of the Sellers' Representative hereunder within thirty (30) days. In the event that the Sellers' Representative resigns for any reason, the Sellers' Representative shall (in consultation with the Seller Parties) select another representative to fill such vacancy. Any substituted representative shall be deemed the Sellers' Representative for all purposes of this Agreement and any Other Transaction Document.

                  (d) Actions of the Sellers' Representative; Liability of the Sellers' Representative. Each Seller Party agrees that Buyer shall be entitled to rely on any action taken by the Sellers' Representative, on behalf of the Seller Parties, pursuant to Section 8.12(a) above (each, an "Authorized Action"), and that each Authorized Action shall be binding on each Seller Party as fully as if such Seller Party had taken such Authorized Action. Buyer agrees that the Sellers' Representative shall have no liability to Buyer for any Authorized Action, except to the extent that such Authorized Action is found by a final order of a court of competent jurisdiction to have constituted fraud or willful misconduct. The Seller Parties hereby release and discharge Buyer from and against any liability arising out of or in connection with the Sellers' Representative's failure to distribute any amounts received by the Sellers' Representative on Seller Parties' behalf to the Seller Parties.

            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the undersigned have executed this Asset Purchase Agreement as of the date first written above.


                                BUYER:

                                WIRE ONE TECHNOLOGIES, INC.

                                By:
                                   ---------------------------------------------
                                      Name:   Jonathan Birkhahn
                                      Title:  Executive Vice President Business
                                              Affairs and General Counsel


                                SELLER:

                                AXXIS, INC.

                                By:
                                   ---------------------------------------------
                                      Name:   David T. Richardson
                                      Title:  President


                                SHAREHOLDERS:

                                ------------------------------------------------
                                              Stephen A. Smith

                                ------------------------------------------------
                                              J. Michael Smith

                                ------------------------------------------------
                                              Kenneth W. Rousseau

                                ------------------------------------------------
                                              Michael R. Graves

                                ------------------------------------------------
                                              R. Blake Harris

                                    SCHEDULES


   Schedule                  Subject Matter
   --------                  --------------
   1.2(a)-1      Backlog jobs
   1.2(a)-2      Underbilling Receivables
    1.2(c)       Post-Effective Date Receivables
    1.2(d)       Inventory
    1.2(e)       Vehicles
    1.2(f)       Furniture, equipment and other tangible assets
    1.2(g)       Leasehold interests
      1.4        Assumed Liabilities
    2.7(b)       Employee Benefit Plans, multiemployer plans
    2.7(d)       Closing Date Employees, terminated employees
      2.8        Litigation
    2.9(a)       In-Progress Jobs, orders and other agreements
    2.9(g)       Proposed agreements
     2.10        Suppliers and customers
     2.11        Tangible property
    2.12(a)      Leased Real Property
     2.14        Insurance policies
    2.16(b)      Certain transactions